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                                                        Exhibit 10d (cont.)







                      February 7, 1996




General Electric Capital
  Corporation
201 High Ridge Road
Stamford, Connecticut  06927



Ladies and Gentlemen:

        Reference is made to (i) that certain promissory
note in the original aggregate principal amount of $5,000,000 originally made by Hospital Cost Consultants, Inc., a California corporation ("HCCI") (and subsequently assumed by operation of law by C.I.S., Inc., an Oklahoma corporation ("Borrower"), in connection with the merger of HCCI with and into Borrower) in favor of First Financial Management Corporation, a Georgia corporation ("FFMC"), (ii) the Security Agreement dated as of May 31, 1995 made by HCCI in favor of FFMC, whereby HCCI has granted in favor of FFMC a second priority security interest in HCCI's accounts receivable, (iii) that certain Corporate Guaranty dated as of May 31, 1995 made by C.I.S. Technologies, Inc., a Delaware corporation ("Parent"), in favor of FFMC, and (iv) the Stock Pledge Agreement dated as of May 31, 1995, between Parent and FFMC whereby Parent has pledged in favor of FFMC all of the capital stock of HCCI (collectively, the "Credit Documents"). Upon our confirmation by telephone today of the initiation of a federal funds wire transfer to us in payment of $5,064,428.24 (the "Payoff Amount"), pursuant to the Credit Documents, we agree that you may then take delivery of the UCC termination statements, releases of liens, discharges, terminations and other release documentation (all as set forth on Schedule A hereto) executed by us releasing any liens and security interests held by us in any property or assets of Borrower, Parent and its subsidiaries (the "Property") which documents have been provided by us in escrow to your counsel, Mario J. Ippolito, Esq. of Paul, Hastings, Janofsky & Walker.

        In addition, we agree and acknowledge that, upon our receipt of the Payoff Amount, all outstanding indebtedness and other obligations of Borrower and Parent or



















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any subsidiary, affiliate, shareholder, partner or limited
partner thereof under or relating to the Credit Documents shall be paid and satisfied in full and the Credit Documents and related loan and security documents shall terminate. Further, we agree to take all reasonable additional steps as may be necessary to release our security interests in the Property.

        The Payoff Amount referred to above should be sent by federal funds wire to The Chase Manhattan Bank, New York,
New York, ABA No. 02-1000-02-1, Reference: HCC Note,
Attention: Susan Vinson, First Data Corporation, (770) 857-
7158.



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        If you need additional information, please do not
hesitate to contact me.

                            Very truly yours,

                            FIRST FINANCIAL MANAGEMENT
                            CORPORATION



                            By:  /s/ Randolph L.M. Hutto
                            Name:  Randolph L.M. Hutto

                            Title:  VP